EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85214) of Axcelis Technologies, Inc. and in the related Prospectus, the Registration Statement (Form S-8 No. 333-49726) pertaining to the Axcelis Technologies, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-46768) pertaining to the Axcelis Technologies, Inc. 2000 Stock Plan, of our report dated January 23, 2003, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.




                                        /s/ ERNST & YOUNG LLP

March 26, 2003